Exhibit 10.6

Execution Version

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement (this “Modification”), dated as October 4, 2023, is made by and among (a) VENUS CONCEPT USA INC., a Delaware corporation (the “Borrower”), (b) VENUS CONCEPT INC., a Delaware corporation (the “Original Guarantor”), (c) VENUS CONCEPT CANADA CORP., a corporation incorporated under the laws of the Province of Ontario (the “New Guarantor” and, together with the Original Guarantor, the “Guarantors”), (d) VENUS CONCEPT LTD., a company formed under the Companies Law of Israel (the “Israeli Grantor” and, together with the Guarantors, the “Joinder Parties”; the Borrower, and the Joinder Parties shall be referred to herein, collectively, as the “Loan Parties”), (e) CITY NATIONAL BANK OF FLORIDA, as the lender (the “Lender”) and (f) each of (i) MADRYN HEALTH PARTNERS, LP, a Delaware limited partnership (“Madryn US”) and (ii) MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP, a Cayman Islands limited partnership (“Madryn Cayman” and, together with Madryn US, the “Junior Creditors”; the Subordinated Creditors, together with the Lender  and the Loan Parties are hereinafter referred to as the “Parties”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Main Street Loan Agreement (as defined below).

RECITALS:

A.
The Borrower and Lender entered into that certain Loan and Security Agreement (Main Street Priority Loan Facility), dated as of December 8, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Main Street Loan Agreement”; the Original Main Street Loan Agreement, as amended by this Modification, the “Main Street Loan Agreement”), pursuant to the terms of which, inter alia, (i) the Lender made a loan to the Borrower under the Main Street Priority Loan Facility in the original principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00) (the “Main Street Loan”) and (ii) as security for the Main Street Loan, the Borrower granted to the Lender a security interest over the Collateral described in Section 4(a) of the Main Street Loan Agreement.

B.
The Main Street Loan is further evidenced by that certain Promissory Note (Main Street Priority Loan Facility), dated December 8, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Main Street Note”; the Original Main Street Note, as amended by this Modification, the “Main Street Note”), executed and delivered by the Borrower to and in favor of the Lender in the original principal amount of $50,000,000.00.

C.
In connection with the Main Street Loan, on December 8, 2020, the Borrower executed and delivered to the Lender that certain Main Street Priority Loan Facility Borrower Certifications and Covenants, Instructions and Guidance issued on June 11, 2020 (the “Certifications”).

D.
In connection with the Main Street Loan, the Original Guarantor issued a Guaranty of Payment and Performance, dated as of December 8, 2020, in favor of the Lender (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Main Street Guaranty”; the Original Main Street Guaranty, as amended by this Modification, the “Main Street Guaranty”).

E.
In connection with the Main Street Loan, (i) the Borrower, each Junior Creditor and the Lender entered into that certain Subordination of Debt Agreement, dated as of December 8, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Borrower Main Street Subordination Agreement”; the Original Borrower Main Street Subordination Agreement, as amended by this Modification, the “Borrower Main Street Subordination Agreement”) pursuant to which each Junior Creditor subordinated the Junior Debt (as defined in the Borrower Main Street Subordination Agreement) to the Obligations, (ii) the Original Guarantor, each Junior Creditor and the Lender entered into that certain Subordination of Debt Agreement, dated as of December 8, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Guarantor Main Street Subordination Agreement”; the Original Guarantor Main Street Subordination Agreement, as amended by this Modification, the “Guarantor Main Street Subordination Agreement”) pursuant to which each Junior Creditor subordinated the Junior Debt (as defined in the Guarantor Main Street Subordination Agreement) to the Obligations and (iii) the New Guarantor, each Junior Creditor and the Lender entered into that certain Subordination of Debt Agreement, dated as of December 8, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Canada Main Street Subordination Agreement”; the Original Canada Main Street Subordination Agreement, as amended by this Modification, the “Canada Main Street Subordination Agreement” and, together with the Borrower Main Street Subordination Agreement, the Guarantor Main Street Subordination Agreement and the Canada Main Street Subordination Agreement, the “Existing Main Street Subordination Agreements”) pursuant to which each Junior Creditor subordinated the Junior Debt (as defined in the Canada Main Street Subordination Agreement) to the Obligations. The Original Main Street Loan Agreement, the Original Main Street Note, the Original Main Street Guaranty, the Original Borrower Main Street Subordination Agreement, the Original Guarantor Main Street Subordination Agreement and the Original Canada Main Street Subordination Agreement are hereinafter referred to as the “Original Main Street Loan Documents”. The Main Street Loan Agreement, the Main Street Note, the Main Street Guaranty, the Existing Main Street Subordination Agreements and the New Main Street Subordination Agreement (as defined below) are hereinafter referred to as the “Main Street Loan Documents”.

F.
The Borrower has advised the Lender that it is unable to make the principal payments required to be made on each Principal Payment Date (as defined in the Original Main Street Note) pursuant to Section C. of the Original Main Street Note without amending the same as set forth in this Modification.

G.
As consideration for the Lender’s entry into this Modification, (i) each of the Guarantors have agreed to accede to the Main Street Loan Agreement as grantors in order to grant to the Lender a security interest over substantially all of their respective assets, (ii) the New Guarantor has agreed to accede to the Main Street Guaranty as guarantor of the Obligations under the Main Street Loan Documents, (iii) the Israeli Grantor has agreed to accede to the Main Street Loan Agreement in order to grant to the Lender a security interest over certain of its trademarks and patents, in each case, pursuant to the terms of this Modification, (iv) each Junior Creditor has agreed to subordinate, or reaffirm the subordination of (as applicable), the obligations owing to the Junior Creditors by the applicable Loan Party under the Junior Debt Instruments (as defined in the applicable Main Street Subordination Agreement)  to the Obligations as set forth herein, and (v) the Parties have agreed to amend the Original Main Street Loan Documents as set forth in this Modification.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the Parties, intending to be legally bound, agree as follows:

SECTION 1.       Amendments to Main Street Loan Documents.

(a)          Effective as of the Effective Date (as defined below), the Original Main Street Loan Agreement is hereby amended as follows:

(i)          Section 1(p) is hereby deleted in its entirety and replaced with the following:

“ “Guarantor” shall mean each of (i) Venus Concept Inc., a Delaware corporation (“Original Guarantor”), (ii) Venus Concept Canada Corp., a corporation incorporated under the laws of the Province of Ontario (“New Guarantor” and, together with the Borrower and the Original Guarantor, the “All-Assets Grantors”) and (iv) any other individual or entity now or hereafter guaranteeing the Loan.”

(ii)         Section 1(s) is hereby deleted in its entirety and replaced with the following:

“ “Loan Documents” shall mean any and all documents evidencing, securing or executed in connection with the Loan, including, without limitation, (i) the Note, (ii) this Agreement, (iii) that certain Loan Modification Agreement, dated as of October 4, 2023 (the “Modification”), among the Lender, the Borrower, the Guarantors, Venus Concept Ltd., a company formed under the Companies Law of Israel (the “Israeli Grantor”, together with the Original Guarantor and the Borrower, the “IP Grantors”); the Israeli Grantor, together with the All-Assets Grantors, the “Grantors”), Madryn Health Partners, LP, a Delaware limited partnership, and Madryn Health Partners (Cayman Master), LP, a Cayman Islands limited partnership and (iv) the Main Street Subordination Agreements (as defined in the Modification).”

(iii)        Section 1(x) is hereby deleted in its entirety and replaced with the following:

“ “Obligor” shall mean the Borrower, each Guarantor, the Israeli Grantor, any subsidiary of the Borrower, any other guarantor, accommodation endorser, third party grantor, or any other party liability with respect to the Obligations.”

(iv)        Section 1(cc) is hereby deleted in its entirety and replaced with the following:

“ “UCC” shall mean, as applicable, (i) the Uniform Commercial Code in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code in effect from time to time in the District of Columbia.  Any term used in this Agreement, any other Loan Document or any Financing Statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or in any other Loan Document has the meaning given to such term in the UCC.”

(v)         Section 4(a) is hereby deleted in its entirety and replaced with the following:

“(a) Security for Obligations.  As security for the payment and performance of the Obligations, each All-Assets Grantor, for itself, does hereby pledge, assign, transfer, deliver and grant to the Lender, for its own benefit and as agent for its affiliates, a continuing and unconditional security interest in and to any and all property of such All-Assets Grantor, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “All‑Assets Collateral”):

(i)         all property of, or for the account of, such All-Assets Grantor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of such All-Assets Grantor’s books and records and recorded date relating thereto (regardless of the medium of recording or storage), together with all of such All-Assets Grantor’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(1)        All Accounts and all Goods whose sale, lease or other disposition by such All-Assets Grantor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such All-Assets Grantor, or rejected or refused by an Account Debtor;

(2)         All Inventory, including raw materials, work-in-process and finished goods;

(3)         All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(4)         All Software and computer programs;

(5)         All Securities, Investment Property, Financial Assets and Deposit Accounts;

(6)      All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and

(7)      All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

(ii)         In addition to, and not in substitution of, the security interest granted by the Original Guarantor to the Lender pursuant to Section 4(a)(i), as security for the payment and performance of the Obligations, the Original Guarantor, for itself, does hereby pledge, assign, transfer, deliver and grant to the Lender, for its own benefit and as agent for its affiliates, a continuing and unconditional security interest in and to any and all of the right, title, and interest of the Grantor in, to, and under the following (the “Original Guarantor IP Collateral”):

(1)        the patents and patent applications set forth in Exhibit A to the Modification and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof and amendments thereto;

(2)       any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(3)        any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right, but no obligation, to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

(iii)       In addition to, and not in substitution of, the security interest granted by the Borrower to the Lender pursuant to Section 4(a)(i), as security for the payment and performance of the Obligations, the Borrower, for itself, does hereby pledge, assign, transfer, deliver and grant to the Lender, for its own benefit and as agent for its affiliates, a continuing and unconditional security interest in and to any and all of the right, title, and interest of the Grantor in, to, and under the following (the “Borrower IP Collateral”):

(1)        all of its trademark registrations and applications registered with the United States Patents and Trademark Offices, including those set forth in Exhibit B to the Modification, together with the goodwill connected with the use thereof and symbolized thereby, and all extensions and renewals thereof;

(2)       any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(3)        any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right, but no obligation, to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

(iv)      As security for the payment and performance of the Obligations, the Israeli Grantor, for itself, does hereby pledge, assign, transfer, deliver and grant to the Lender, for its own benefit and as agent for its affiliates, a continuing and unconditional security interest in and to any and all of the right, title, and interest of the Grantor in, to, and under the following (the “Israeli IP Collateral” and, together with the Original Guarantor IP Collateral and the Borrower IP Collateral, the “IP Collateral”; the IP Collateral, together with the All-Assets Collateral, the “Collateral”):

(1)        the patents and patent applications set forth in Exhibit C to the Modification and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof and amendments thereto;

(2)       all rights of any kind whatsoever of the Grantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

(3)       any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(4)         any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right, but no obligation, to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

(v)        Each of IP Grantor, for itself, hereby represents and warrants to the Lender that:  (i) it owns the entire right, title and interest in its respective IP Collateral and that no claims have been asserted challenging such IP Grantor’s inventorship of the subjects of the patents and trademarks, or the ownership, or right to use its respective IP Collateral; (ii) its respective IP Collateral is valid and enforceable and there are no pending or threatened claims or legal actions asserting that such IP Collateral is invalid or unenforceable; (iii) such IP Grantor has the right to sell, license, grant a security interest in, or otherwise transfer its respective IP Collateral, and has obtained the assignment of all interests and all rights to its respective IP Collateral from any and all third parties (including its employees); (iv) its respective IP Collateral is not and has not been the subject matter of any dispute or potential dispute; (v) it has not granted any right, license or interest in or to its respective IP Collateral that is in conflict with the rights of Lender granted under Section 4(a)(ii), Section 4(a)(iii) or Section 4(a)(iv), as applicable, or the Loan Documents, nor has it encumbered any of its IP Collateral other than liens in favor of the holders of the Junior Debt which have been subordinated to the security interest created hereby in favor of the Lender, for its own benefit and as agent for its affiliates, pursuant to the applicable Main Street Subordination Agreement; (vi) no third party has made any claim in writing that the use of its respective IP Collateral infringes upon the rights of such third party; and it has not made any claim in writing that any third party has infringed upon or misappropriated any of its IP Collateral right; and (vii) it possesses all necessary rights and privileges to cause its respective IP Collateral to be duly and appropriately registered in, filed in, or issued by the United States Patent and Trademark Office, or the corresponding offices of other jurisdictions and countries, and there is no fact or circumstance which would prevent such registration, filing or issuance.

Notwithstanding anything to the contrary set forth herein, the term “Collateral” shall not include any Excluded Property.”

(vi)        Section 4(b) is hereby deleted in its entirety and replaced with the following:

“(b) Possession and Transfer of Collateral.  Subject to Section 4(j), until an Event of Default has occurred hereunder, each Grantor shall be entitled to possession or use of the Collateral (other than Collateral required to be delivered to the Lender pursuant to this Section 4).  The cancellation or surrender of any promissory note evidencing the Obligations, upon payment or otherwise, shall not affect the right of the Lender to retain the Collateral for any other of the Obligations.  No Grantor shall sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to, any of the Collateral owned by such Grantor, except that each Grantor may sell inventory in the ordinary course of such Grantor’s business.”

(vii)       Section 4(c) is hereby deleted in its entirety and replaced with the following:

“(c) Perfection Filings and Registrations.  Each Grantor shall, at the Lender’s request, at any time and from time to time, execute and deliver to the Lender such financing statements, filings, registrations, amendments and other documents and do such acts as the Lender deems necessary in order to establish and maintain valid, attached and perfected security interest in the Collateral in favor of the Lender, for its own benefit and as agent for its affiliates, including (i) with respect to the Borrower, filing a UCC-1 financing statement with the Secretary of State of the State of Delaware, (ii) with respect to the New Guarantor, (x) filing a UCC-1 financing statement with the District of Columbia’s Recorder of Deeds and (y) filing a financing statement under the Personal Property Security Act (Ontario) from time to time in effect in Ontario (the “PPSA”) and (iii) with respect to the Israeli Grantor, filing with the United States Patent and Trademark Office (and any successor office and any similar office in any state of the United States or in any other country), this Agreement, the Modification and other documents for the purpose of perfecting, continuing, enforcing or protecting the security interest granted by the Israeli Grantor hereunder. Each Grantor hereby irrevocably authorizes the Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements, registrations or filings, and amendments thereto, without the signature of such Grantor where permitted by law that (A) indicate the Collateral (1) is comprised of all assets of such All-Assets Grantor or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the UCC, the PPSA or any other applicable statute in effect in any other jurisdiction applicable to such Grantor, or (ii) as being of an equal or lesser scope or within greater detail as the grant of security interest set forth herein, and (B) contain any other information required by Section 5 of Article 9 of the UCC, the PPSA, or any other applicable statute in effect in any other jurisdiction application to such Grantor.  Notwithstanding anything to the contrary herein no Grantor shall be required to seek or deliver deposit account control agreements or their equivalent with respect to deposit accounts maintained outside of the United States; provided that no funds held in any deposit account of any Grantor which is both not maintained with Lender and not subject to a deposit account control agreement (or any equivalent instrument required to perfect the Lender’s security interest over such deposit account in any jurisdiction in which such deposit account is maintained) shall be counted when calculating the Borrower’s compliance with the Minimum Deposit Requirement.  Each Grantor further ratifies and affirms its authorization for any financing statements, filings, registrations and/or amendments thereto, executed and filed by the Lender in any jurisdiction prior to the date of this Agreement and the Modification.  In addition, each Grantor shall make appropriate entries on its books and records disclosing the security interests of the Lender, for its own benefit and as agent for its affiliates, in the Collateral owned by such Grantor.”

(viii)      Section 4(d) is hereby amended to (a) replace the reference to “the Borrower” in the second sentence with “each Grantor”, (b) replace the reference to “the Borrower” in the third sentence with “a Grantor”, (c)(i) replace the first reference to “the Borrower” in the fourth sentence with “Each Grantor” and (ii) replace the second reference to “the Borrower” in the fourth sentence with “such Grantor”, and (d)(i) replace the first reference to “the Borrower” in the fifth sentence with “each Grantor” and (ii) replace the second, third and fourth references to “the Borrower” in the fifth sentence with “such Grantor”.

(ix)        Section 4(e) is hereby amended to (a) replace the reference to “The Borrower” in the first sentence with “Each Grantor”, (b) deleting clause (b) in its entirety and replacing it with the following:  “complying with any provision of any statute, regulation or treaty of the United States of America and Canada, as applicable, as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the security interest of the Lender, for its own benefit and as agent for its affiliates, in such Collateral”, (c) deleting clause (e) in its entirety and replacing it with the following:  “taking all actions required by the UCC in effect from time to time or by any other law applicable in any relevant UCC jurisdiction or by any other law (including the PPSA) applicable in Canada” and (d) replacing the reference to “The Borrower” in the last sentence with “Each Grantor”.

(x)         Section 4(f) is hereby deleted in its entirety and replaced with the following:

“(f) Warehousemen, Bailee and Landlord Waivers.  If any material portion of the Collateral at any time is in the possession of a warehouseman or bailee, the applicable All-Assets Grantor shall promptly notify the Lender thereof, and shall use commercially reasonable efforts to obtain a collateral access agreement upon request of the Lender, including with respect to the location of New Guarantor at 235 Yorkland Blvd., Suite 106, Toronto, Ontario M2J4Y8.  Notwithstanding anything herein to the contrary, the All-Assets Grantors shall, no later than the date that is ninety (90) days following the date of the Modification, cause the landlords of such Grantor’s Designated Locations to execute and deliver to the Lender, for its own benefit and as agent for its affiliates, landlord waivers and subordination agreements with respect to the Designated Addresses.  For purposes hereof, “Designated Addresses” shall mean (i) with respect to the Original Guarantor, 1800 Bering Dr., San Jose CA 95112, and (ii) with respect to the Borrower, 4001 SW 47th Ave., Suite 206, Davie, FL 33314.”

(xi)        Section 4(g) is hereby amended to (a)replace the reference to “the Borrower” in the first sentence with “any All-Assets Grantor” and (b) replace the second and third references to “the Borrower” in the first sentence with “such All-Assets Grantor”.

(xii)       Section 4(h) is hereby amended to replace the first reference to “the Borrower” with “any All-Assets Grantor” and replace all other references to “the Borrower” with “such All-Assets Grantor”.

(xiii)     Section 4(i) is hereby amended to (a)(i) replace the reference to “the Borrower” in the first sentence with “any All-Assets Grantor” and (ii) replace the second reference to “the Borrower” in the first sentence with “such All Assets-Grantor”, (b)(i) replace the first reference to “the Borrower” in the second sentence with “each All-Assets Grantor” and (ii) replace the second reference to “the Borrower” in the second sentence with “such All-Assets Grantor”.

(xiv)      Section 4 is hereby amended by adding a new sub-section (j) immediately after Section 4(i), which shall read as follows:

“(j) Subscription Sales Contracts.

(i)         Notwithstanding anything herein to the contrary, including Section 4(b), as additional security for the Obligations, the Borrower assigns to the Lender, for its own benefit and as agent for its affiliates, all of the Borrower’s rights under (x) all Eligible Subscription Sales Contracts in effect on the date of the Modification upon the execution of the Modification without any further action by any person (the “Existing Eligible Subscription Sales Contracts”) and (y) Eligible Subscription Sales Contracts entered into on or after the date of the Modification designated by Borrower in writing as subject to assignment pursuant to this Section 4(j) (the “Future Eligible Subscription Sales Contracts” and, together with the Existing Eligible Subscription Sales Contracts, the “Assigned Sales Contracts”) immediately (and without further action by any person) upon the designation by Borrower of such Future Eligible Subscription Sales Contract as Assigned Sales Contracts pursuant to the terms of this Section 4(j); provided, that if the aggregate original face amount (the “Contract Amount”) of all Assigned Sales Contracts assigned to the Lender as of the end of any calendar quarter is less than $12,000,000 (the “Sales Contracts Threshold”) (whether as a result of any Subscription Sales Contract ceasing to meet the Eligibility Criteria or otherwise), the Borrower shall promptly thereafter designate additional Eligible Subscription Sales Contracts as assigned to the Lender pursuant to this Section 4(j) until the aggregate Contract Amount of all Assigned Sales Contracts assigned to the Lender hereunder equals or exceeds the Sales Contracts Threshold. Borrower shall ensure that it complies with its obligations hereunder by assigning Eligible Subscription Sales Contracts in the following order: (1) first, Eligible Subscription Sales Contracts entered into on or after January 1, 2023, (2) second, Eligible Subscription Sales Contracts entered into in December 2022, (3) third, Eligible Subscription Sales Contracts entered into in November 2022 and (4) fourth, Eligible Subscription Sales Contracts entered into prior to November 1, 2022 and (5) fifth, Modified Eligible Subscription Sales Contracts. The Lender shall have the right, with prior consultation and written notice to the Borrower, to either adjust the Sales Contracts Threshold or the Minimum Balance solely to the extent necessary (i) to address increases in the interest rate under the Note or (ii) if the Lender has reasonably determined that collections from the Assigned Sales Contracts do not generate sufficient cash flow to satisfy any monthly interest payment requirements under the Note. The Borrower hereby represents and warrants that (A) there are no restrictions in the Existing Eligible Subscription Sales Contract to the Borrower’s assignment of such Existing Eligible Subscription Sales Contract pursuant to the terms hereof and (ii) there are no restrictions in the Existing Eligible Subscription Sales Contract to the Lender’s exercise of remedies set forth in Section 4(j)(v). The Borrower shall ensure that no Future Eligible Subscription Sales Contract includes any restrictions to assignment by the Borrower to the Lender, for its own benefit and as agent of its affiliates, of its rights under such Future Eligible Subscription Sales Contract nor any restrictions to the Lender’s exercise of remedies set forth in Section 4(j)(vi).

(ii)         The Borrower shall deliver to the Lender (x) prior to or as of the date of the Modification, a list of all Existing Eligible Subscription Sales Contracts which will be Assigned Sales Contracts on the Effective Date (the “Assigned Sales Contract Schedule”), which list shall (A) include the Contract Amount of each such Existing Eligible Subscription Sales Contract and (B) (1) specify which Existing Eligible Subscription Sales Contracts are Modified Eligible Subscription Sales Contracts and (2) include the aggregate amount of payments due under such Modified Eligible Subscription Sales Contracts which are more than ninety (90) days past due (the “Required Schedule Information”) and (y) (A) within forty-five (45) days following the end of each quarter or (B) on any date in which the Borrower makes additional assignments of Eligible Subscription Sales Contracts as required pursuant to Section 4(j)(i) hereof or this Section 4(j)(ii), in each case, an updated Assigned Sales Contract Schedule which shall list any Future Eligible Subscription Sales Contract which are Assigned Sales Contracts pursuant to this Section 4(j) and shall include the Required Schedule Information with respect to each such Future Eligible Subscription Sales Contract.  The Lender shall have the right, at any time and in its sole discretion, to request, by delivery of written notice to the Borrower (any such notice, a “Replacement Notice”), that any Modified Eligible Subscription Sale Contract listed in an Assigned Sales Contract Schedule be replaced with Eligible Subscription Sales Contracts that are not Modified Eligible Subscription Sales Contracts to the extent available; provided that the Lender shall have a period of thirty (30) days to review the Assigned Sales Contract Schedule delivered by the Borrower pursuant to Section 3(a)(iv) of the Modification and deliver to the Borrower, at Lender’s sole discretion, a Replacement Notice with respect to any Eligible Subscription Sales Contract listed in such Assigned Sales Contract Schedule. The Borrower shall, no later than five (5) Business Days after receipt of a Replacement Notice, solely to the extent Eligible Subscription Sales Contracts that are not Modified Eligible Subscription Sales Contracts exist which have not already been assigned pursuant to the terms hereof, (1) replace the Modified Eligible Subscription Sales Contracts listed in such Replacement Notice with Eligible Subscription Sales Contracts that are not Modified Eligible Subscription Sales Contracts and (2) deliver to the Lender an updated Assigned Sales Contract Schedule.  In the event Lender shall have delivered a Replacement Notice to Borrower but there are no Eligible Subsection Sales Contracts that are not Modified Eligible Subscription Sales Contracts which have not already been assigned hereunder available at such time to so replace Modified Eligible Subscription Sales Contracts, the Lender and the Borrower shall amend this Agreement to increase the Minimum Deposit Relationship and/or the Minimum Balance; provided that, if the Lender and the Borrower do not agree on the terms of such amendment during the ten (10) day period following the date on which the Borrower notifies the Lender that there are no Modified Eligible Subscription Sales Contracts to satisfy the applicable Replacement Notice, an Event of Default under Section 8(b) shall  occur and the Lender shall be entitled to exercise any remedies available to it under this Agreement (including Section 9), any other Loan Document, and under applicable law. The Borrower shall not be required to deliver updated Assigned Sales Contract Schedules at any time that the Sales Contracts Threshold is satisfied.

(iii)       The Borrower shall, no later than forty-five (45) days after the end of each quarter, notify the Lender in writing of the occurrence of any event that results in either (x) an Eligible Subscription Sales Contract ceasing to meet the Eligibility Criteria and (y) the aggregate Contract Amount of all Assigned Sales Contract being less than the Sales Contract Threshold.

(iv)        Prior to the occurrence and continuation of an Event of Default and notice from Lender to Borrower that it has elected to exercise remedies in respect of the Assigned Sales Contracts, (i) the Borrower shall continue to collect payments under each Assigned Sales Contract in accordance with the terms of each Assigned Sales Contract (as may be modified in accordance with Section 4(j)(v) hereof) and payments thereunder shall be deposited in the deposit account of the Borrower maintained with the Lender set forth in Schedule A hereto (the “Specified Account”) and (ii) all other rights under the Assigned Sales Contracts may be exercised solely by Borrower. Prior to the occurrence and continuation of an Event of Default, the Borrower shall have full access to the Specified Account and all funds therein.  In addition to the foregoing, commencing on the date that is 7 Business Days following the Effective Date (as defined in the Modification) the Borrower shall at all times (A) maintain a separate deposit account which shall serve as an interest reserve account (the “Interest Reserve Account”) with the Lender and (ii) ensure that the Interest Reserve Account has a balance equal to or greater than $400,000 (or such greater amount agreed to by the Lender and the Borrower pursuant to Section 4(j)(ii)) (the “Minimum Balance”).  If Borrower fails to make any interest payment under the Note when due, Lender may, without prior written notice to the Borrower or further authorization from the Borrower, withdraw funds in the Interest Reserve Account to satisfy such interest payment and no default or Event of Default shall occur hereunder so long as the Borrower replenishes the funds in the Interest Reserve Account to the Minimum Balance within five (5) Business Days of Lender’s withdrawal as set forth herein. For the avoidance of doubt, amounts on deposit in the Specified Account and the Interest Reserve Account shall be counted for purposes of determining the Borrower’s compliance with the Minimum Deposit Relationship requirement set forth in Section 7(a) hereof.

(v)        The Borrower hereby represents and warrants to the Lender that all customers party to the Existing Eligible Subscription Sales Contracts that will become Assigned Sales Contracts on the Effective Date are required to make payments thereunder into the Specified Account pursuant to the terms thereof. The Borrower shall ensure that all Future Existing Eligible Subscription Sales Contracts provide that the customers party thereto must make payments thereunder by wire transfer of immediately available funds to the Specified Account. If any payment is made under an Assigned Sales Contract in a manner other than via wire transfer of immediately available funds to the Specified Account, the Borrower shall hold such payment in escrow for the benefit of the Lender and shall promptly deposit such amounts paid into the Specified Account. The Borrower shall not amend, supplement or modify (i) the Underwriting Criteria or (ii) an Eligible Subscription Sales Contract, in each case, in any manner which would have a material and adverse effect on the Lender’s rights and remedies hereunder or on the ability of the Borrower to satisfy the Obligations in full (any such amendment, supplement or modification, a “Material Amendment”) without the Lender’s prior written consent. The Borrower acknowledges and agrees that any amendment, waiver or supplement to an Eligible Subscription Sales Contract which (A) except with respect to a Modified Eligible Subscription Sales Contract (as defined below) results in a customer making a payment thereunder on a date which exceeds ninety (90) days from such payment’s original due date, (B) provides that the customer can make payments thereunder to an account other than the Specified Account, (C) prohibits the Borrower’s assignment of Eligible Subscription Sales Contracts pursuant to the terms of this Section 4(j) or (D) reduces the amount which a customer is obligated to pay thereunder, in each case, shall be deemed to be a “Material Amendment” and shall require the Lender’s prior written consent.

(vi)        Solely upon the occurrence and during the continuance of an Event of Default hereunder or under any other Main Street Loan Document, Borrower hereby authorizes the Lender to collect any and all amounts owing to the Borrower under the Assigned Sales Contracts; to enforce the Assigned Sales Contracts against the counterparties thereto; to consummate the transactions contemplated by the Assigned Sales Contracts; to bring or defend any suits in connection with the Assigned Sales Contracts, in the Borrower’s name or the Lender’s own name; and to perform such other acts in connection with the Assigned Sales Contracts as the Lender, in its sole discretion, may deem proper, including the further assignment or transfer of the Assigned Sales Contracts.  Further thereto, the Borrower hereby appoints the Lender as its true and lawful attorney-in-fact, which appointment is hereby coupled with an interest and is therefore irrevocable, with full power of substitution, to, solely upon the occurrence and during the continuance of an Event of Default hereunder or under any Main Street Loan Document, (a) ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all amounts which may be due or become due or payable under the Assigned Sales Contracts, (b) enforce any of the Assigned Sales Contracts, (c) execute any and all requests and notices or other demands for the payment of all or any part of the amounts due under the Assigned Sales Contracts, (d) endorse the name of the Borrower on all commercial paper or other instruments given in payment of all or any part of the Assigned Sales Contracts, and (e) in the sole discretion of the Lender, file any claim or take any other action or proceeding, either in its own name or in the name of the Borrower or otherwise, which the Lender may deem necessary or appropriate to protect and preserve the rights, titles and interests of the Lender hereunder or of the Borrower under the Assigned Sales Contracts, and without limiting the foregoing, solely during the occurrence and during the continuance of an Event of Default, the Lender shall have and is hereby given full power and authority to transfer the Assigned Sales Contracts into the name of the Lender or its nominee and/or to receive or demand all or any part of the amounts due under the Assigned Sales Contracts without prior notice or further consent by the Borrower or the customers party thereto. The Lender agrees that it shall not take any actions referenced in this Section 4(j)(vi), otherwise exercise any right under any Assigned Sale Contract or contact any customer under any Assigned Sales Contract unless an Event of Default has occurred and is then continuing and notice from Lender to Borrower has been delivered that Lender has elected to exercise remedies in respect of the Assigned Sales Contracts. The remedies available to the Lender under this Section 4(j)(v) are in addition to, and not in substation of, the remedies available to the Lender under any Main Street Loan Document (including Section 9 of the Main Street Loan Agreement), as a secured creditor under the UCC, and under applicable law (including equitable remedies).

(vii)       For purposes of this Section 4(j):

A.       “Eligible Subscription Sales Contract” means, collectively, any Subscription Sales Contract that satisfies the Eligibility Criteria and any Modified Eligible Subscription Sales Contract.

B.         “Eligibility Criteria” shall mean, with respect to each Subscription Sales Contract, that (1) such Subscription Sales Contract was entered into no earlier than January 1, 2022,  (2) the customer party to such Subscription Sales Contract is not more than ninety (90) days past-due on any payment due to the Borrower under such Subscription Sales Contract, (3) such Subscription Sales Contract is in effect and a valid and binding obligation of the Borrower and the customer party to such Subscription Sales Contract, (4) the customer party to such Subscription Sales Contract has not filed for bankruptcy or notified the Borrower of its inability to satisfy its payment obligations under such Subscription Sales Contract, (5) neither the Borrower nor the customer party to such Subscription Sales Contract has terminated or taken any material action towards terminating such Subscription Sales Contract and (6) solely with respect to Subscription Sales Contracts executed after January 1, 2023, such Subscription Sales Contract was underwritten in accordance with the Borrower’s credit standards as in effect on the date of the Modification, which credit standards have been delivered to, and approved by, the Lender prior to or as of the date of the Modification or as modified in accordance with Section 4(j)(v) (such credit standards, the “Underwriting Criteria”).

C.        “Modified Eligible Subscription Sales Contract” shall mean any Subscription Sales Contract that satisfies the Eligibility Criteria other than (a) clause (2) thereof; provided that the aggregate Contract Amount of Eligible Subscription Sales Contracts which are Modified Eligible Subscription Sales Contracts pursuant to this clause (a) cannot exceed $3,000,000 at any time; and (b) clause (2) thereof; provided that no more than forty (40) Eligible Subscription Sales Contracts may be Modified Eligible Subscription Sales Contracts pursuant to this clause (b) at any time.

D.         “Subscription Sales Contract” means all customer subscription sales contracts entered into by the Borrower and its customers.”

(viii)      Section 6(e) is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“Borrower and/or the Guarantor shall not have a Change of Control without the prior written approval of the Lender, which approval shall not be unreasonably withheld, provided that Lender hereby approves of any Change of Control involving EW Healthcare Partners and its affiliates.”

(ix)        Section 6 is hereby amended by adding a new sub-section (hh) immediately after Section 6(gg), which shall read as follows:

“(hh)     Key Person Event.  Borrower shall ensure that none of Rajiv De Silva (Chief Executive Officer), Domenic Della Penna (Chief Financial Officer) or Hemanth Varghese (President) voluntarily terminate their employment with Borrower; provided that no default or Event of Default shall occur as a result of such voluntary termination of employment if, (i) the Borrower provides to the Lender written notice thereof no later than the earlier of (A) the effective date of such voluntary termination and (B) twenty-four (24) hours prior to the date in which Borrower is required to provide notice of such voluntary termination to its shareholders and (ii) within ninety (90) days following such voluntary termination, such Person is replaced with another individual acceptable to the Lender (evidenced by Lender providing written notice of such acceptance to the Borrower).”

(x)         Section 6 is hereby amended by adding a new sub-section (ii) immediately after Section 6(hh), which shall read as follows:

“(ii)        NASDAQ.  Original Guarantor shall at all times maintain listed status with NASDAQ.”

(xi)        Section 7(a) is hereby deleted in its entirety and replaced with the following:

“Depository Relationship.  At all times during the term of the Loan, the Borrower shall maintain with Lender (i) its primary depository account(s), including its primary Operating Account(s), and (ii) its primary Treasury Management Services.  As used herein, “Operating Account(s)” shall mean bank accounts that facilitate the collection of sales, including accounts receivable, and the payment of expenses and payroll disbursements; and “Treasury Management Services” shall mean commercial banking platforms that facilitate the origination of wire transfers and ACH transactions, the transfer of funds between accounts, positive pay decisioning, remote capture of check deposits and/or other electronic banking services. In addition, (i) as of October 24, 2023, Borrower shall have a deposit ledger balance with Lender of not less than $3,000,000 and (ii) commencing with the month ending November 30, 2023 the Borrower shall maintain a minimum average daily deposit ledger balance with the Lender together with funds in all other Related Accounts (as defined below) in an amount equal to or greater than $3,000,000 as of the end of each month (the “Minimum Deposit Relationship”), to be tested on a monthly basis in accordance with Section 7(i)(ii).  The Minimum Deposit Relationship may be satisfied by reference to the aggregate funds on deposit at any given time in all accounts of the Loan Parties maintained with Lender plus the aggregate funds on deposit at any given time in all accounts of the Loan Parties maintained with any other bank or financial institution that are subject to a deposit account control agreement (or similar agreement) in favor of Lender (collectively, the “Related Accounts”).  To the extent such Related Accounts are included in the calculation of the Minimum Deposit Relationship, Lender may exercise its right of setoff against any such Related Accounts. Notwithstanding the foregoing, if the Minimum Deposit Relationship is not satisfied in accordance with the foregoing for any test date on or prior to March 31, 2024, Borrower shall have until the date that is 14 days following the applicable test date (or such longer period as Lender may agree) to obtain or provide additional funds such that the aggregate deposit ledger balance of the Loan Parties with the Lender together with funds in all other Related Accounts equals or exceeds $3,000,000 (or such greater amount agreed to by the Lender and the Borrower pursuant to Section 4(j)(ii)) (the “Liquidity Cure”) and if Borrower completes such Liquidity Cure no default or Event of Default shall have occurred hereunder with respect to such failure to satisfy the Minimum deposit Relationship.”

(xii)       Section 7 is hereby amended by adding a new subsection (h) immediately after Section 7(g), which shall read as follows:

“(h) The Borrower shall deliver to the Lender on each Friday a weekly rolling 13-week cash flow report for the immediately succeeding 13-week period in form and detail reasonably satisfactory to the Lender in its sole discretion.”

(xiii)      Section 7 is hereby amended by adding a new subsection (i) immediately after Section 7(h), which shall read as follows:

“(i) The Borrower shall deliver to the Lender no later than on the 20th day of each calendar month (i) a draft monthly balance sheet and income statement of the Borrower for the immediately preceding 1-month period and (ii) a certificate certifying that the Minimum Deposit Relationship has been maintained for such month period, which certificate must include detailed calculations demonstrating compliance with the Minimum Deposit Relationship.”

(xiv)      Section 7 is hereby amended by adding a new subsection (j) immediately after Section 7(i), which shall read as follows:

“(j) The Borrower shall ensure that its operating loss (if any) for the trailing 12-month period ending on the dates set forth in the table below does not exceed the amount set forth next to such date.  The Borrower shall, concurrently with the delivery of the financial statements required to be delivered to the Lender pursuant to Section 7(c) hereof, deliver a compliance certificate certifying compliance with the requirements set forth in this Section 7(j) and including reasonably detailed calculations of its operating loss (if any) for such period:

Testing Date	Maximum Operating Loss Amount

September 30, 2023	$34,003,668

December 31, 2023	$25,966,955

March 31, 2024	$22,048,811

June 30, 2024	$19,219,850

September 30, 2024	$15,472,820”

(xv)       Section 8(b) is hereby deleted in its entirety and replaced with the following:

“(b)(i) Any Grantor fails to comply with such Grantor’s obligations under Sections 4(a) through 4(i) of this Agreement or the security interest over the Collateral created pursuant to Section 4 hereof ceases to be a valid, binding, first priority, perfected security interest, (ii) any Obligor party to the Modification fails to comply with any of such Obligor’s obligations under the Modification, (iii) the Borrower fails to comply with its obligations under Sections 4(j), 6(hh), 6(ii), 7(a), 7(h), 7(i) or 7(j) beyond any applicable notice and cure period (if any) or (iv) any Loan Party fails to perform any other obligation under any Loan Document to which such Loan party is a party beyond any applicable notice and cure periods; or”

(xvi)      Section 8(c) is hereby amended by deleting the first parenthetical thereof in its entirety and replacing it with the following:  “(other than the items set forth in subsections (b) or (d) through (q) below, in each case, for which there will be no grace periods other than as specifically stated therein)”

(xvii)     Section 8(n) is hereby deleted in its entirety and replaced with the following:

“A Change of Control occurs, other than as permitted by Section 6(e) hereof; or”

(xviii)    Section 9 is hereby amended by adding a new subsection (d) immediately after subsection (c), which shall read as follows:

“(d)    Notwithstanding anything herein to the contrary, if an Event of Default under Section 8(b) with respect to any of Sections 4(j), 6(hh), 6(ii), 7(a), 7(h), 7(i) or 7(j) hereof occurs and is continuing, the Deferred Principal Payments shall become due and payable on the later of (i) the original due date of such Deferred Principal Payment and (ii) the date of the occurrence of such Event of Default, without any further action or notice by the Lender.  For purposes hereof, “Deferred Principal Payments” shall mean, collectively, (i) the annual payment of principal, inclusive of Capitalized Interest (as defined in the Original Main Street Note), originally due by the Borrower on December 8, 2023 pursuant to Section C of the Original Main Street Note, in an amount equal to fifteen percent (15%) of the outstanding principal balance of the Original Main Street Note (inclusive of Capitalized Interest) as of December 8, 2023 and (ii) a portion of the annual payment of principal, inclusive of Capitalized Interest (as defined in the Original Main Street Note), originally due by the Borrower on December 8, 2024 pursuant to Section C of the Original Main Street Note, in an amount equal to seven and a half percent (7.5%) of the outstanding principal balance of the Original Main Street Note (inclusive of Capitalized Interest) as of December 8, 2024.”

(xix)      Section 10(l) is hereby deleted in its entirety and replaced with the following:

“(l) Notices. All notices from the Loan Parties to the Lender and the Lender to any Loan Party required or permitted by any provision of this Agreement or any other Loan Document (other than an expressly set forth therein) shall be in writing and sent either by (i) electronic mail to the e-mail address set forth below or (ii) registered or certified mail or nationally recognized overnight delivery service and addressed as follows:

TO LENDER:	CITY NATIONAL BANK OF FLORIDA
100 S.E. 2nd Street, 13th Floor
Miami, Florida, 33131
Attention: Legal Department
	E-mail:	assetbasedloanreview@citynational.com
ard@citynational.com
legaldepartment@citynational.com

TO THE LOAN PARTIES:	VENUS CONCEPT USA, INC.
4001 SW 47th Ave, Suite 206
Davie, Florida, 33314
Attention: Domenic Della Penna
Email: ddellapenna@venusconcept.com

Such addresses may be changed by such notice to the other party. Notice given as hereinabove provided shall be deemed (x) if given pursuant to clause (i) above, received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (y) if given pursuant to clause (ii) above, given on the date of its deposit in the United States Mail and, unless sooner, actually received, shall be deemed received by the party to whom it is addressed on the third calendar day following the date on which said notice is deposited in the mail, or if a courier system is used, on the date of delivery of the notice.”

(xx)       Section 10(m) is hereby deleted in its entirety and replaced with the following:

“(m) Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the Parties hereto and their heirs, legal representatives, successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by such Loan Party without such Lender consent shall be null and void).”

(xxi)      Section 10 is amended by adding a new sub-clause (s) immediately after Section 10(r) which shall read as follows:

“(s) Appointment of Borrower as Agent. Each of the Guarantors and the Israeli Pledgor (i) hereby duly and irrevocably appoints the Borrower as its respective agent for purpose of receiving any notice (including notices of service of process) sent by the Lender hereunder or under any other Loan Document and (ii) agrees that the failure of the Borrower to give any such notice to the applicable Loan Party shall not (A) constitute a waiver of the applicable Loan Party’s obligations under the Loan Documents (including any such notice), (B) constitute an extension of any cure period which commences on the date such notice is sent or delivered, as applicable, or (C) affect or impair the validity of any notice of service of process or of any judgment based thereon. For the avoidance of doubt, any notice sent by the Lender to the Borrower for delivery to another Loan Party shall be deemed as received by the applicable Loan Party once delivered to the Borrower as set forth in Section 10(l) hereof.”

(b)          Effective as of the Effective Date (as defined below), the Main Street Note is hereby amended as follows:

(i)          Section A is hereby deleted in its entirety and replaced with the following:

“(a) Interest shall accrue on the unpaid principal balance of this Note from October 4, 2023 at a variable rate per annum equal to the Term SOFR Rate (as defined below), plus three and one quarter percent (3.25%) (the “Interest Rate Margin”) (as the same may be modified as set forth below, the “Interest Rate”). The Interest Rate is subject to adjustment from time to time based on changes in Term SOFR. Such adjustments shall be made on the 8th day of every month (the “Reset Date”), beginning October 8, 2023.

(b) As used herein, “Term SOFR Rate” means the rate of interest per annum equal to the 1-Month Term SOFR, as published by CME Group Benchmarks Administration Limited (or a successive administrator designated by the relevant authority) for the date that is two (2) U.S. Government Securities Business Days prior to the Reset Date. The Interest Rate will be effective on and from October 4, 2023, based on the most recent rate information available, and will be effective until day immediately preceding the next Reset Date. The interest rate shall thereafter be adjusted on each Reset Date to the current Term SOFR Rate or, if applicable, the current Term SOFR Successor Rate (as defined below), plus the Interest Rate Margin, or, if applicable, the Successor Interest Rate Margin (as defined below), based on the most recent rate information available on the date that the interest rate is adjusted and such rate shall be effective until the day immediately preceding the next Reset Date.

(c) If the Lender determines in good faith (which determination shall be conclusive, absent manifest error) that: (A) adequate and fair means do not exist for ascertaining Term SOFR; (B) Term SOFR does not accurately reflect the cost to the Lender of the Loan; or (C) a Regulatory Change (as hereinafter defined) shall, in the reasonable determination of the Lender, make it unlawful or commercially unreasonable for the Lender to use Term SOFR as the index for purposes of determining the Interest Rate, then: (i) Term SOFR shall be replaced with an alternative or successor rate or index chosen by the Lender in its reasonable discretion (the “Term SOFR Successor Rate”); and (ii) the Interest Rate Margin may also be adjusted by Lender in its reasonable discretion, giving due consideration to market convention for determining rates of interest on comparable loans (the “Successor Interest Rate Margin”). “Regulatory Change” shall mean a change in any applicable law, treaty, rule, regulation or guideline, or the interpretation or administration thereof, by the administrator of the relevant benchmark or its regulatory supervisor, any governmental authority, central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office.

(d) For purposes hereof, “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.”

(c)          Section C is hereby amended by deleting the second sentence thereof and replacing it with the following:

“In addition to the monthly payments of accrued interest, on December 8, 2024 (the “Principal Payment Date”), the Borrower shall make an annual payment of principal, inclusive of Capitalized Interest (as defined below) in an amount equal to seven and a half percent (7.5%) of the outstanding principal balance of this Note (inclusive of Capitalized Interest) as of the Principal Payment Date.”

SECTION 2.       Joinder.

(a)         As of the Effective Date, the New Guarantor hereby irrevocably, absolutely and unconditionally becomes a party to the Main Street Guaranty as a Guarantor and agrees to be bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which each Guarantor is subject thereto, including without limitation, the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Lender, for its own benefit and as agent for its affiliates, of the payment and performance in full of the Obligations whether now existing or hereafter arising, all with the same force and effect as if the New Guarantor were a signatory to the Main Street Guaranty.

(b)        As of the Effective Date, each Joinder Party hereby irrevocably, absolutely and unconditionally becomes a party to the Main Street Loan Agreement as an All-Assets Grantor or as the Israeli Grantor (as applicable) and agrees to be bound by all terms, conditions, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, including without limitation the grant pursuant to Section 4(a) of the Main Street Loan Agreement of a security interest to the Lender, for its own benefit and as agent for its affiliates, in the property and rights constituting Collateral of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of the Obligations, all with the same force and effect as if such Joinder Party were a signatory to the Main Street Loan Agreement.

(c)          Each Loan Party hereby represents and warrants for itself that:

(i)          (A) such Loan Party’s (A) exact legal name is that set forth in Exhibit D hereto, (B) such Loan Party is an organization of the type, and is organized in the jurisdiction, set forth Exhibit D hereto, (iii) Exhibit D hereto accurately sets forth such Loan Party’s organizational identification number (or accurately states that such Loan Party has none), such Loan Party’s place of business (or, if more than one, its chief executive office), and its mailing address and (iv) all other information set forth on Exhibit D hereto relating to such Loan Party is accurate and complete.

(ii)        The Collateral of such Loan Party consisting of securities have been duly authorized and validly issued, and are fully paid and non-assessable and subject to no options to purchase or similar rights.  Such Loan Party does not hold any commercial tort claims except as indicated on Exhibit E. None of such Loan Party’s Collateral constitutes, or is the proceeds of, (i) farm products, (ii) as‑extracted collateral, (iii) manufactured homes, (iv) health-care-insurance receivables, (v) timber to be cut, (vi) aircraft, aircraft engines, satellites, ships or railroad rolling stock.  None of the account debtors or other persons obligated on any of the Collateral of such Loan Party is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral.  Each Loan Party has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

(iii)        At the time such Loan Party’s Collateral becomes subject to the lien and security interest created by Section 4(a) of the Main Street Loan Agreement, as applicable, such Loan Party will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by the Main Street Loan Agreement and Permitted Liens.

(iv)       The pledge of such Loan Party’s Collateral pursuant to Section 4(a) of the Main Street Loan Agreement creates a valid and perfected first priority security interest in such Loan Party’s Collateral, securing the payment and performance when due of the Obligations.

(v)        Such Loan Party has full power, authority and legal right to enter into this Modification and perform its obligations hereunder and under the Main Street Loan Documents to which it is a party and to pledge such Loan Party’s Collateral pursuant to Section 4(a) of the Main Street Loan Agreement.

(vi)        Each of this Modification and the Main Street Loan Documents to which such Loan Party is a party has been duly authorized, executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(vii)      No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the pledge by such Loan Party of such Loan Party’s Collateral pursuant to Section 4(a) of the Main Street Loan Agreement or for the execution and delivery of the this Modification by such Loan Party or the performance by such Loan Party of its obligations hereunder and under the Main Street Loan Documents to which it is a party.

(viii)     The execution and delivery of this Modification by such Loan Party and the performance by such Loan Party of its obligations hereunder and under the Main Street Loan Documents to which it is a party, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Loan Party or any of its property, or the organizational or governing documents of such Loan Party or any agreement or instrument to which such Loan Party is a party or by which it or its property is bound.

(d)         Each of the Original Guarantor and the Israeli Grantor hereby represents and warrants, for itself, that all information set forth on Exhibit A and Exhibit C, as applicable, relating to its respective IP Collateral is accurate and complete as of the date hereof.

(e)         The Borrower hereby represents and warrants, for itself, that all information to be set forth on Exhibit B relating to the Borrower IP Collateral shall be accurate and complete as of the day such Exhibit B is delivered as required by Section 6(d) hereof.

SECTION 3.      Conditions Precedent.  This Modification and its provisions shall become effective on the first date on which all of the following conditions precedent shall have been satisfied (the “Effective Date”), as such satisfaction is determined by the Lender and evidenced by the Lender’s confirmation of the same to the Borrower, either in writing or by e-mail:

(a)        On or before the Effective Date, the Lender shall have received the following documents, each of which shall be satisfactory to the Lender in form and substance:

(i)          This Modification, executed and delivered by a duly authorized officer of each Loan Party;

(ii)         That certain subordination of debt agreement, dated as of the date hereof, between each Junior Creditor, the Lender and the Israeli Grantor (the “New Main Street Subordination Agreement”), executed and delivered by a duly authorized officer of each party thereto;

(iii)        A copy of the Borrower’s Underwriting Criteria;

(iv)        an Assigned Sales Contract Schedule, listing all Existing Eligible Subscription Sales Contracts assigned to the Lender on the Effective Date pursuant to Section 4(j) of the Main Street Loan Agreement;

(v)         schedules listing the Original Guarantor IP Collateral and the Israeli Collateral, which schedules shall be included in Exhibit A and Exhibit C hereto, as applicable;

(vi)       IP security agreements, executed and delivered by the Original Guarantor and the Israeli Grantor, as applicable, with respect to the Original Guarantor IP Collateral and the Israeli IP Collateral, in each case, for recordation with the Commissioner for Patents and the Commissioner for Trademarks, as applicable;

(vii)       The following supporting documents with respect to each Loan Party (A) a copy of its constituent documents certified as of a date reasonably close to the Effective Date to be a true and accurate copy by the Secretary of State or similar governmental authority of its jurisdiction of formation, (B) a certificate of the Secretary of State or similar governmental authority of each Loan Party’s jurisdiction of formation as to its existence and good standing, (C) a certificate of the Secretary of State or similar governmental authority of each jurisdiction (other than its jurisdiction of formation) in which each Loan Party does business as to its qualification as a foreign entity in such jurisdiction, (D) a copy of its by-laws, partnership agreement or operating agreement, certified by its secretary or assistant secretary, general partner, manager or other appropriate person to be a true and accurate copy in effect on the Effective Date, (E) a certificate of its secretary or assistant secretary, general partner, manager or other appropriate person as to the incumbency and signatures of its officers or other persons who have executed any documents on behalf of such Loan Party in connection with the transactions contemplated by this Modification and (F) a copy of the resolutions or unanimous written consent of its board of directors, sole manager, sole member or governing body, as applicable, certified by its secretary or assistant secretary to be a true and accurate copy of the resolutions or unanimous written consent of such board of directors, sole manager, sole member or governing body, as applicable, or other appropriate resolutions or consents of its partners or members certified by its general partner or manager (as applicable) to be true and correct copies thereof duly adopted, approved or otherwise delivered by its partners or members (to the extent necessary and applicable), each of which is certified to be in full force and effect on the Effective Date, authorizing the execution and delivery by it of this Modification and any other document related to the Main Street Loan Documents delivered on the Effective Date and the performance by it of all its obligations hereunder and thereunder.

(b)         On the Effective Date, (i) each of the Borrower and the Initial Guarantor shall be in compliance with all the terms and provisions set forth in the Original Main Street Loan Documents to which each is a party, (ii) (x) the representations and warranties made by the Borrower in the Original Main Street Loan Documents and (y) the representations and warranties made by each Loan Party in each Main Street Loan Document (including, for the avoidance of doubt, this Modification and the New Main Street Subordination Agreement) to which such Loan Party is a party, in each case, are true and correct in all material respects and (iii) no Default or Event of Default under any Main Street Loan Document (including this Modification and the New Main Street Subordination Agreement) shall exist.

(c)         The Borrower shall have paid to or as directed by the Lender any and all fees, costs and expenses incurred by the Lender in connection with the transactions contemplated herein, including the negotiation and preparation of this Modification and all of the documents related thereto, including all costs associated with due diligence, field audit fees, and the Lender’s legal fees, costs and expenses.

SECTION 4.      Reaffirmation by Borrower.  The Borrower hereby reaffirms all of the terms, provisions, and representations contained in the Main Street Loan Documents (including, for the avoidance of doubt, the continued effectiveness of the security interest in favor of the Lender, for its own benefit and as agent for its affiliates, over the Borrower’s Collateral created pursuant to Section 4(a) of the Original Main Street Loan Agreement) and the Certifications.  The Borrower hereby agrees and confirms that, as of the Effective Date, the Main Street Loan Documents are in full force and effect and are binding upon and enforceable against Borrower in accordance with their respective terms and provisions.  As used in the Main Street Loan Documents, the Parties agree that the term “Loan Agreement” shall mean the Main Street Loan Agreement, as modified by this Modification.  The Parties hereby agree that this Modification shall constitute a “Loan Document” as such term is used in the Main Street Loan Documents. The Borrower represents, warrants and covenants that (a) the execution, delivery and performance of this Modification has been duly authorized by all requisite action of the Borrower, and (b) the representations and warranties made by the Borrower in the Main Street Loan Documents, including without limitation, in Section 5 of the Main Street Loan Agreement, in Section 2(c) of this Modification and in the Certifications, are true and correct on and as of the Effective Date.

SECTION 5.       Reaffirmations.

(a)        Reaffirmation of Main Street Guaranty. The Initial Guarantor hereby absolutely and unconditionally (i) consents to (x) the execution, delivery and performance by the Borrower and the Joinder Parties of this Modification and (y) the implementation and consummation of the amendments, agreements and transactions contemplated by this Modification, and (b) reaffirms its obligations under the Main Street Guaranty.

(b)         Reaffirmation of Existing Main Street Subordination Agreement. Each of the Borrower, the Guarantor, the New Guarantor and each Junior Creditor hereby (i) expressly ratify and reaffirm the continued subordination of the Junior Debt (as defined in the applicable Existing Main Street Subordination Agreement) to the Senior Debt (as defined in the applicable Existing Main Street Subordination Agreement) in accordance with, and its liabilities, obligations and agreements under, the terms of the applicable Existing Main Street Subordination Agreement, (ii) acknowledge and agree that (A) all terms and conditions contained in the Existing Main Street Subordination Agreement, the subordination effected thereby and the rights and obligations of each Junior Creditor, the Lender, the Borrower, the Guarantor and the New Guarantor (as applicable) arising thereunder, continue to be, and shall continue to be from and after the Effective Date, in full force and effect, (B) the Existing Main Street Subordination Agreements continues to be the valid and binding obligation of each Junior Creditor, the Borrower, the Guarantor and the New Guarantor (as applicable) enforceable in accordance with its terms, (C) the Obligations shall continue to constitute “Senior Debt” (as defined in the applicable Existing Main Street Subordination Agreement), subject to the terms of the applicable Existing Main Street Subordination Agreement, (D) the definition of “Junior Debt” (as defined in the applicable Existing Main Street Subordination Agreement) shall be deemed to include, without limitation, obligations of the Borrower, the Guarantor and the New Guarantor (as applicable) owed to each Junior Creditor pursuant to the Junior Debt Instruments (as defined in the applicable Existing Main Street Subordination Agreement), and (E) as of the Effective Date, to the knowledge of the Borrower, the Guarantor and the New Guarantor (as applicable) and each Junior Creditor, no default or event of default has occurred and is continuing under the Junior Debt Instruments (as defined in the applicable Existing Main Street Subordination Agreement), the Main Street Loan Agreement and the other Main Street Loan Documents.

SECTION 6.       Post-Closing Obligations.

(a)         The Interest Reserve Account shall be established and funded with the Minimum Balance no later than within seven (7) Business Days from the Effective Date.

(b)          The Borrower shall pay to the Lender a modification fee equal to $65,000.00 on or before January 8, 2024.

(c)         Each Grantor shall deliver the landlord waivers with respect to the Designated Addresses required to be delivered pursuant to Section 4(e) of the Main Street Loan Agreement within ninety (90) days following the date hereof.

(d)         The Lender shall, at the Borrower’s sole cost and expense, be entitled to perform field audits at any time during the term of the Loan, but no more than once per year (or twice if both such field audits are solely to validate Assigned Sales Contracts) so long as no Event of Default shall have occurred and then be continuing.

(e)       The Borrower shall (i) deliver to the Lender a schedule listing all of the Borrower IP Collateral, which schedule shall be included as Exhibit B to this Modification without any further action by the Loan Parties or the Lender and (ii) execute an IP security agreement with respect to the Borrower IP Collateral for recordation with the Commissioner for Patents, the Commissioner for Trademarks and the Register of Copyrights, as applicable, in each case ((i) and (ii)), within forty-five (45) days following the date hereof.

SECTION 7.     No Implied Waiver or Course of Dealing.  Except as expressly amended, consented to or waived in this Modification, nothing contained herein or in any course of dealing between the Parties shall be deemed or construed as a waiver, expressed or implied, of any of the terms and provisions of the Main Street Loan Documents or to otherwise impair the rights and remedies available to the Lender thereunder.

SECTION 8.      Successors and Assigns.  This Modification shall inure to the benefit of and be binding on the Parties hereto and their heirs, legal representatives, successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by such Loan Party without such Lender consent shall be null and void).

SECTION 9.      Limited Effect.  Except as expressly amended and modified by this Modification, the Original Main Street Loan Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, that, upon the Effective Date, each (a) reference therein and herein to “Loan Documents” or “Main Street Loan Documents” shall be deemed to include, in any event, this Modification, (b) each reference to the “Loan Agreement” in any of the Main Street Loan Documents shall be deemed to be a reference to the Original Main Street Loan Agreement as amended hereby, (c) each reference to the “Note” in any Main Street Loan Document shall be deemed to be a reference to the Original Main Street Note as amended hereby, (d) each reference to the “Guaranty” in any Main Street Loan Document shall be deemed to be a reference to the Original Guaranty as amended hereby and (e) each reference in any Original Main Street Loan Document to “this Agreement”, “this Guaranty” or “this Note”, as applicable, or “hereof”, “herein” or words of similar effect in referring to such Original Main Street Loan Document shall be deemed to be references to such Original Main Street Loan Document as amended by this Modification.  This Modification shall not constitute a novation of any Original Main Street Loan Document but shall constitute modifications thereof.

SECTION 10.    Counterparts.  This Modification may be executed in any number of counterparts, each of which shall be deemed an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Modification may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the Parties hereto may execute this Modification by signing any such counterpart.  This Modification may be executed and delivered via facsimile or electronic mail via .pdf., and when executed and delivered shall be deemed an original.

SECTION 11.     Enforceability.  Should any one or more of the provisions of this Modification be determined to be illegal or unenforceable as to one or more of the Parties hereto, all other provisions shall nevertheless remain effective and binding upon the Parties hereto.

SECTION 12.    Governing Law.  This Modification and its validity, construction and performance shall be governed in all respects by the laws of the State of Florida, without giving effect to principles of conflict of laws.  The Parties hereto consent to the jurisdiction of the courts of the State of Florida located in Miami-Dade County, Florida and the federal courts of the United States located in Miami-Dade County, Florida for the purpose of any action or proceeding instituted by any party relating to this Modification, and waive as a defense in any such action or proceeding any assertion that they are not subject to such jurisdiction or that such action or proceeding may not be brought in such courts.

SECTION 13.    Further Assurances.  From time to time, upon the request of Lender, the Loan Parties shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Lender may deem reasonably necessary or desirable to confirm this Modification and the terms and conditions hereof, to carry out the purpose and intent hereof or to enable Lender to enforce any of its rights hereunder.

SECTION 14.  No Defenses, Set-offs, Claims or Counterclaims.  Each Loan Party acknowledges and agrees that, as of the Effective Date, they have no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including without limitation, any usury or lender liability claims or defenses, arising out of the Main Street Loan Documents, or any past or present relationship between or among any of them, the Lender, or any of their respective past, present and/or future parent, subsidiary and affiliated entities and, with respect to each of the foregoing, their respective past and present officers, directors, shareholders, partners, limited partners, members, representatives, principals, owners, affiliates, attorneys, accountants, agents and employees, and their successors, heirs and assigns and each of them, that can be asserted either to reduce or eliminate all or any part of the Obligations, or to seek affirmative relief or damages of any kind or nature from Lender.

SECTION 15.     Waiver and Release.  As of the Effective Date, each of the Loan Parties, on their own behalf and on behalf of each of their respective past, present and future predecessors, successors, subsidiaries, parent entities, assigns, shareholders, partners, members, owners, other principals, affiliates, managers, and, with respect to each Loan Party and each of the other foregoing entities and individuals, each of their respective predecessors, successors, assigns, and past and present shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and entities claiming or acting by, through, under or in concert with any of the Loan Parties (collectively, the “Loan Party Releasors”), hereby fully and forever release, relinquish, discharge and acquit Lender and their respective past, present, and future predecessors, successors, subsidiaries, parent entities, assigns, participants, shareholders, partners, members, owners, other principals, affiliates, managers, and, with respect to each of the foregoing entities and individuals, each of their respective predecessors, successors, assigns, participants and past and present shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and/or entities claiming or acting by, through, under or in concert with each such entity or individual (collectively, the “Lender Party Releasees”), of and from and against any and all claims, demands, obligations, duties, liabilities, damages (including, without limitation, special, punitive, indirect or consequential damages), expenses, claims of offset, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, arising prior to the Effective Date, directly or indirectly, in any manner from and/or out of (i) any Main Street Loan Document, including this Modification, (ii) Lender’s acts, statements, conduct, representations and omissions made in connection therewith and the negotiation of this Modification, and (iii) any fact, matter, transaction or event relating thereto, whether known or unknown, suspected or unsuspected, which could, might or may be claimed to have existed, whether liquidated or unliquidated, each though fully set forth herein at length (collectively, the “Released Claims”).

As of the Effective Date, the Loan Party Releasors hereby waive the provisions of any applicable laws restricting the release of the Released Claims which the Loan Party Releasors do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases.  The Loan Party Releasors hereby agree, represent and warrant to Lender that they realize and acknowledge that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and the Loan Party Releasors further agree, represent and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that the Loan Party Releasors nevertheless hereby intend to release, discharge and acquit the Lender Party Releasees set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Main Street Loan Documents and all dealings in connection therewith.

The Loan Party Releasors hereby acknowledge that they have not relied upon any representation of any kind made by the Lender or any affiliate of Lender in making the foregoing release.

The Loan Party Releasors represent and warrant to Lender that they have not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each Loan Party Releasor agrees to indemnify, protect, defend and hold each of the Lender Party Releasees harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.

SECTION 16.    WAIVER OF JURY TRIAL.  EACH LOAN PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS MODIFICATION OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH LOAN PARTY HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH LOAN PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS MODIFICATION BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.  EACH LOAN PARTY REPRESENTS THAT IT REVIEWED THESE WAIVERS AND AFTER CONSULTATION WITH LEGAL COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH RIGHTS.  IN THE EVENT OF LITIGATION, A COPY OF THIS MODIFICATION MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Modification is made effective as of the day and year first above written.

BORROWER:

VENUS CONCEPT USA INC., a Delaware corporation

By:	/s/ Rajiv De Silva
Name: Rajiv De Silva
Title: President and Assistant Secretary

ORIGINAL GUARANTOR:

VENUS CONCEPT INC., a Delaware corporation

By:	/s/ Rajiv De Silva
Name: Rajiv De Silva
Title: Chief Executive Officer

NEW GUARANTOR:

VENUS CONCEPT CANADA CORP., a Corporation incorporated under the laws of the Province of Ontario

By:	/s/ Hemanth Varghese
Name: Hemanth Varghese
Title: President and General Manager

[Signature Page to Loan Modification Agreement]

ISRAELI GRANTOR:

VENUS CONCEPT LTD., a company formed under the Companies Law of Israel

By:	/s/ Rajiv De Silva
Name: Rajiv De Silva
Title: Chief Executive Officer

[Signature Page to Loan Modification Agreement]

LENDER:

CITY NATIONAL BANK OF FLORIDA

By:	/s/ Luis Moran
Name: Luis Moran
Title: Vice President

[Signature Page to Loan Modification Agreement]

JUNIOR CREDITORS:

MANDRYN HEALTH PARTNERS, LP, a Delaware limited partnership

By: MADRYN HEALTH ADVISORS, LP, its general partner

By: MADRYN HEALTH ADVISORS GP, LLC, its general partner

By:	/s/ Avinash Amin
Name: Avinash Amin
Title: Member

MANDRYN HEALTH PARTNERS, (CAYMAN MASTER), LP, a Cayman Islands limited partnership

By: MADRYN HEALTH ADVISORS, LP, its general partner

By: MADRYN HEALTH ADVISORS GP, LLC, its general partner

By:	/s/ Avinash Amin
Name: Avinash Amin
Title: Member

[Signature Page to Loan Modification Agreement]